Exhibit 99.1

Hudson Pacific Properties Sells Encino Office Property to Douglas Emmett

Los Angeles, January 5, 2014 - Hudson Pacific Properties, Inc. (“Hudson” or the “Company”) (NYSE: HPP) today announced it has entered into an agreement to sell its First Financial office property in Encino, California to Douglas Emmett, Inc. for $89.0 million (before certain credits, prorations and closing costs). The parties expect to close the transaction, subject to assumption of an existing $43.0 million loan, in the first quarter of 2015.

“Hudson’s decision to sell First Financial aligns with our long-stated goal to dispose of non-strategic assets in order to recycle capital into higher-value lease-up, redevelopment and development opportunities,” said Victor Coleman, Hudson’s Chairman and Chief Executive Officer. “Douglass Emmett is the perfect owner for the asset, given their high-quality portfolio and complementary holdings in the submarket.”

First Financial is a six-story, 222,423-square-foot, multi-tenant office building with a four-level parking garage located at the intersection of Ventura and Balboa Boulevards. Hudson’s predecessor entity acquired the property upon consummation of its initial public offering in June 2010.

Hudson intends to use proceeds from the disposition pursuant to a like-kind exchange under the Internal Revenue Code Section 1031, which could include assets to be purchased from Blackstone Real Estate Partners V and VI as part of the Equity Office Properties’ San Francisco Peninsula and Silicon Valley portfolio.

About Hudson Pacific Properties
Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. The Company’s portfolio currently consists of approximately 6.4 million square feet, not including undeveloped land that can support approximately another 1.9 million square feet. Hudson has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, and is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, on March 3, 2014, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Media Contact:

Hudson Pacific Properties, Inc.
Laura Campbell
Director, Investor Relations
(310) 622-1702
lcampbell@hudsonppi.com